UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(5)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADVANCE AUTO PARTS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

The following information amends and supplements the definitive proxy statement (the “Proxy Statement”) of Advance Auto Parts, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 8, 2024, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2024 Annual Meeting of Stockholders to be held virtually at 8:30 a.m. Eastern Time on May 22, 2024, and at any adjournment or postponement of the meeting.

The section titled “Security Ownership of Certain Beneficial Owners and Management” on pages 46 – 48 of the Proxy Statement is hereby amended and restated in its entirety with the following information to add an entity that beneficially owns more than 5 percent of our common stock and was inadvertently omitted from the Proxy Statement due to administrative error.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the ownership of our common stock as of March 25, 2024 by:

•each person or entity that beneficially owns more than 5 percent of our common stock;
•each member of our Board;
•each of our executive officers named in the "Summary Compensation Table" included in the Executive Compensation section of this Proxy Statement; and
•all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 25, 2024 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Advance Auto Parts, Inc., 4200 Six Forks Road, Raleigh, North Carolina 27609. Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change in control of the Company.

The percentages of common stock beneficially owned are based on 59,609,471 shares of our common stock outstanding as of March 25, 2024 plus shares that may be issued or acquired within 60 days of March 25, 2024 through the exercise of vested stock awards.

	Shares beneficially owned
Name of Beneficial Owner	Number	Percentage
BlackRock, Inc. (a)	7,655,263	12.8%
50 Hudson Yards
New York, NY 10001
The Vanguard Group (b)	6,828,927	11.4%
100 Vanguard Blvd.
Malvern, PA 19355
T. Rowe Price Associates, Inc. (c)	3,958,241	6.6%
100 East Pratt Street
Baltimore, MD 21202
D.E. Shaw & Co., L.L.C. (d)	3,798,552	6.4%
1166 Avenue of the Americas, 9th Floor
New York, NY 10036
Directors, Executive Officers and Others(e)
Carla J. Bailo	6,295	*
John F. Ferraro	18,617	*
Joan M. Hilson	3,926	*
Jeffrey J. Jones II	9,214	*
Eugene I. Lee, Jr.	85,719	*
Shane M. O'Kelly	—	—
Douglas A. Pertz	17,178	*
Thomas W. Seboldt	3,000	*
Gregory L. Smith	—	—
Sherice R. Torres	3,873	*
Arthur L. Valdez Jr.	5,085	*
A. Brent Windom	5,300	*
Thomas R. Greco	232,005	*
Ryan P. Grimsland	—	—
Anthony A. Iskander	4,161	*
Jeffrey W. Shepherd	17,616	*
Herman L. Word, Jr.	10,494	*
Tammy M. Finley	29,423	*
Stephen J. Szilagyi	2,208	*
Robert B. Cushing	32,760	*
Jason B. McDonell	8,084	*
All executive officers and directors as a group (18 persons)	209,942	*

* Less than 1%

(a)Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of 7,655,263 shares and has sole voting power of 7,433,837 shares and sole dispositive power of 7,655,263 shares.

(b)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, The Vanguard Group is the beneficial owner of 6,828,927 shares and has sole dispositive power of 6,741,663 shares, shared dispositive power of 87,264 and shared voting power of 23,659.

(c)Based solely on a Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Associates, Inc.. T. Rowe Price Associates, Inc. is the beneficial owner of 3,958,241 shares and has sole dispositive power of 3,958,241 shares and sole voting power of 1,626,055 shares.

(d) Based solely on a Schedule 13G/A filed with the SEC on March 4, 2024 D.E. Shaw & Co., L.L.C. D.E. Shaw & Co., L.L.C. is the beneficial owner of 3,798,552 shares and has shared dispositive and voting power of 2,989,506 shares; D.E. Shaw & Co. L.P. has shared dispositive power of 3,798,552 shares and shared voting power of 3,751,806 shares; and David E. Shaw has shared dispositive power of 3,798,552 shares and shared voting power of 3,751,806 shares.

(e)The following table provides further detail regarding the shares beneficially owned by our directors and executive officers:

	Shares beneficially owned
	Shares of our common stock issuable with respect to
Name of Beneficial Owner	DSUs	Options exercisable within 60 days of March 25, 2024	RSUs vesting within 60 days of March 25, 2024	SARs exercisable within 60 days of March 25, 2024
Carla J. Bailo	5,085	—	—	—
John F. Ferraro	16,592	—	—	—
Joan M. Hilson	3,538	—	—	—
Jeffrey J. Jones II	7,689	—	—	—
Eugene I. Lee, Jr.	66,289	—	—	—
Shane M. O'Kelly	—	—	—	—
Douglas A. Pertz	9,833	—	—	—
Thomas W. Seboldt	—	—	—	—
Gregory L. Smith	—	—	—	—
Sherice R. Torres	3,873	—	—	—
Arthur L. Valdez Jr.	5,085	—	—	—
A. Brent Windom	—	—	—	—
Thomas R. Greco	—	51,855	—	—
Ryan P. Grimsland	—	—	—	—
Anthony A. Iskander	—	2,147	—	—
Jeffrey W. Shepherd	—	—	—	—
Herman L. Word, Jr.	—	5,442	—	—
Tammy M. Finley	—	8,614	—	—
Stephen J. Szilagyi	—	1,884	—	—
Robert B. Cushing	—	10,208	—	—
Jason B. McDonell	—	—	—	—
All executive officers and directors as a group (18 persons)	117,984	18,626	—	—